Exhibit 5.6

February 8, 2021

Spire Inc.

700 Market Street

St. Louis, Missouri 63101

Re:	Spire Inc.

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

(File No. 333-231443)

Ladies and Gentlemen:

We have acted as special counsel to Spire Inc., a Missouri corporation (“Spire”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-231443) (the “Amendment”), filed by Spire with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Amendment amends the Registration Statement on Form S-3 filed by Spire and its wholly owned subsidiary, Spire Missouri Inc., a Missouri corporation, with the Commission pursuant to the Act on May 14, 2019 (such registration statement, as further amended by the Amendment, the “Registration Statement”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to Spire contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by Spire of an unspecified number or amount and aggregate initial offering price of securities consisting of, among other securities, senior debt securities (the “Debt Securities”) to be issued pursuant to an Indenture (For Unsecured Debt Securities), to be entered into by Spire and U.S. Bank National Association, as trustee (the “Trustee”), a form of which has been filed as Exhibit 4.30 to the Registration Statement (as amended, supplemented or modified from time to time, the “Indenture”). The Debt Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (a) the Registration Statement, (b) the Indenture, and (c) such corporate records of Spire and other certificates and documents of officials of Spire, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the

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Spire Inc.

February 8, 2021

authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Debt Securities will conform to the applicable specimen thereof to be filed as an exhibit to the Registration Statement or otherwise incorporated by reference therein. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of Spire, all of which we assume to be true, correct and complete.

In addition, this opinion assumes that:

(a)

the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Debt Securities;

(b)

for each series of Debt Securities that Spire offers by means of a Prospectus, Spire will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes such Debt Securities;

(c)

Spire will have offered, issued and sold the Debt Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Debt Securities will not violate any applicable law or any debt securities of Spire or result in a default or breach of any agreement binding upon Spire, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d)

in the case of any series of Debt Securities which Spire issues and sells, the Board of Directors of Spire (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the execution, authentication, issuance and delivery of those Debt Securities and the terms of the offering and sale thereof;

(e)

the terms of the Debt Securities and their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, Spire’s Articles of Incorporation, including any amendments thereto, Spire’s Bylaws, including any amendments thereto, or other organizational documents of Spire or any applicable law or any agreement or instrument binding on Spire and so as to comply with any order, requirement or restriction imposed by any court or governmental or

Spire Inc.

February 8, 2021

regulatory body having jurisdiction over Spire and in conformity with the applicable resolutions of the Board, the Indenture, and any supplemental indenture or officer’s certificate relating to such Debt Securities;

(f)

Spire and the initial purchasers of any series of Debt Securities will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Debt Securities, which shall have been duly authorized, executed and delivered by Spire and the other parties thereto;

(g)

in the case of any Debt Securities issuable on the conversion, exchange, redemption or exercise of other securities, those Debt Securities will be available for issuance on that conversion, exchange, redemption or exercise;

(h)

at the time of the issuance of the Debt Securities, (i) Spire will be a corporation existing and in good standing under the laws of the State of Missouri and (ii) Spire will have all necessary corporate power and authorization; and

(i)

at the time of execution, authentication, issuance and delivery of any Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong in accordance with the Indenture and those Debt Securities will not include any provision that is unenforceable; (ii) the Indenture and the Trustee under such Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (iii) the Indenture and any supplemental indenture to such Indenture or officer’s certificate delivered pursuant to such Indenture establishing such Debt Securities will have been, authorized, executed and delivered by Spire and the Trustee; (iv) forms of Debt Securities complying with the terms of the Indenture and evidencing those Debt Securities will have been executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable resolutions of the Board, any supplemental indenture or officer’s certificate establishing such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefor; and (v) the Indenture, including any supplemental indenture or officer’s certificate establishing such Debt Securities, will be a valid and binding obligation of the Trustee, enforceable against such Trustee in accordance with its terms, and shall purport to be governed by the laws of the State of New York.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Debt Securities have been duly executed, authenticated, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the

Spire Inc.

February 8, 2021

terms of the Indenture and any applicable resolutions of the Board, supplemental indenture or officer’s certificate establishing the Debt Securities and any applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be valid and binding obligations of Spire.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

B.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.

This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to Spire or any other person or any other circumstance.

Spire Inc.

February 8, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER, & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.